UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  May 6 , 2011

Commission File Number:  001-32420

Bazi International, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada
(State or other jurisdiction of incorporation or organization)
841575085
(IRS Employer Identification No.)

1730 Blake Street, Suite 305, Denver, Colorado 80202
(Address of principal executive offices)

303-316-8577
(Registrant's Telephone number)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

In connection with the solicitation by the Company of written consents to amend the Company's Articles of Incorporation commenced on April 4, 2011, to increase the authorized common shares from 50,000,000 to 200,000,000, the Company obtained written consents from shareholders holding a total of 19,498,986 shares of the Company's Common Stock issued and outstanding ("Proposal 1"), therefore approving Proposal No. 1. In addition, the Company received written consents from shareholders holding a total of 19,298,901 shares of the Company's Common Stock issued and outstanding to amend the Company's 2003 Stock Incentive Plan (the "Plan") to increase the number of shares available for issuance under the Plan from 7,000,000 shares to 10,000,000 shares ("Proposal 2"), therefore approving Proposal No. 2. The results of the solicitation are as follows:

PROPOSAL NO. 1: FOR: 19,498,986 AGAINST: 441,261 ABSTAIN: 6,900

PROPOSAL NO. 2: FOR: 19,198,901 AGAINST: 742,346 ABSTAIN: 5,900

As a result of the approval of Proposal No. 1, the Company intends to amend its Articles of Incorporation by filing Articles of Amendment to its Articles of Incorporation with the Nevada Secretary of State.

Item 8.01 Other Events.

On April 28, May 3, and May 5, 2011, the Company issued press releases announcing additional distribution relationships for the distribution of the Company's flagship product, BAZI. Copies of those press releases are attached as exhibits to this Form 8-K.

The Company continues to execute its business plan of increasing distribution of its flagship product, BAZI. However, the Company is dependent on securing additional capital to continue as a going concern, and execute its business plan. In the event the Company is unable to secure additional capital, it will be unable to continue as a going concern.

Disclaimer.

Statements in this Current Report on Form 8-K that are forward looking involve known and unknown risks and uncertainties, which may cause the Company's actual results in future periods to be materially different from any future performance that may be suggested in this news release. Such factors may include, but are not limited to: the ability to of the Company to continue as a going concern given its deteriorating cash position; the Company's need to raise additional capital, and whether that capital is available on acceptable terms, if at all; and the Company's ability to achieve positive cash flow given the Company's existing and anticipated operating and other costs, and current sales trends. Many of these risks and uncertainties are beyond the Company's control. Reference is made to the discussion of risk factors detailed in the Company's filings with the Securities and Exchange Commission, including its reports on Form 10-K and 10-Q. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the dates on which they are made.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bazi International, Inc.

Date:   May 10, 2011
By:	/s/ John Pougnet

Name: John Pougnet
Title: Chief Financial Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated April 28, 2011
EX-99.2	Press Release dated May 3, 2011
EX-99.3	Press Release dated May 5, 2011